Exhibit 5

                      [Letterhead of Dorsey & Whitney LLP]

January 28, 2000


Deluxe Corporation
3680 Victoria Street, North
St. Paul, MN  55126-2966

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

            We have been requested to deliver this opinion to Deluxe Corporation, a Minnesota corporation (the "Company"), in connection with a Registration Statement on Form S-8 relating to the sale by the Company from time to time of up to 5,000,000 shares of Common Stock, $1.00 par value, of the Company (the "Shares"), initially issuable pursuant to the Company's 2000 Employee Stock Purchase Plan (the "Plan").

            We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinion set forth below.

            In rendering our opinion set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuiness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

            Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

            Our opinion expressed above isimited to the laws of the State of Minnesota.

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            We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement.

                                        Very truly yours,



                                        /s/ DORSEY & WHITNEY LLP






RAR

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